NOTICE OF GUARANTEED DELIVERY
                                       FOR
          TENDER OF OUTSTANDING COMMON STOCK, $.10 PAR VALUE PER SHARE
                                       OF
                        SECURITY INVESTMENTS GROUP, INC.

                        PURSUANT TO THE OFFER TO PURCHASE
 UP TO 1,000,000 SHARES OF SUCH COMMON STOCK, AT A PRICE OF $2.00 NET PER SHARE
                             DATED JANUARY 21, 1998
                                       BY
          ALLIANCE STANDARD III L.L.C. AND ALLIANCE STANDARD III CORP.


         As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if Share Certificates (as defined below) evidencing shares (the "Shares," which term includes Shares evidenced in documentary form ("Share Certificates") and Shares in book-entry form) of the outstanding common stock, $.10 par value per share, of Security Investments Group, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

       The Depositary for the Offer is: IBJ SCHRODER BANK & TRUST COMPANY


   Address for Delivery By Mail:               Address for Delivery By Hand/
   Box 84, Bowling Green Station                       Overnight Courier
   New York, New York 10274-0084                        One State Street
Attention: Reorganization Department                New York, New York 10004
                                                      Attention: Securities
                                                     Processing Window, SC-1

                               Fax: (212) 858-2611
                    Confirm Fax by Telephone: (212) 858-2103

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS BY A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY UNLESS WAIVED BY THE PURCHASERS.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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



LADIES AND GENTLEMEN:

         The undersigned hereby tenders to Alliance Standard III L.L.C., and Alliance Standard III Corp., (collectively, the "Purchasers"), upon the terms and subject to the conditions set forth in the Purchasers' Offer to Purchase dated January 21, 1998 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
                                 (PLEASE PRINT)

Amount of Shares
                ---------------------------------------------------------------

Name(s) of Record Holder(s):
                            ----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Nos. (if available):
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Address(es):
            --------------------------------------------------------------------
                                                                     (ZIP CODE)

Area Code and Tel. No.:
                       ---------------------------------------------------------

(Check box below if Shares will be tendered by book-entry transfer)

[   ]    The Depository Trust Company


Signature(s):
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

Account Number
              ------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated: ________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the Share Certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any


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


required signature guarantees, or an Agent's Message, and any other required documents within three trading days after the date hereof.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase. .

                                 (PLEASE PRINT)

Name of Firm:
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

                             (AUTHORIZED SIGNATURE)

Address:
        ------------------------------------------------------------------------
                                                                      (ZIP CODE)

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Area Code and Tel. No.:
                       ---------------------------------------------------------
Dated:
      --------------------------------------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE; SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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